SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                SCHEDULE 14A
                               (RULE 14a-101)

                          SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
            Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [   ]
Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Rule 14a-12

                   AMERICAN MEDICAL SECURITY GROUP, INC.
              (Name of Registrant as Specified in Its Charter)

                                    N/A
  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box): [X] No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)    Title of each class of securities to which transaction applies:
      (2)    Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)    Proposed maximum aggregate value of transactions:
      (5)    Total fee paid:

 [ ] Fee paid previously with preliminary materials.
 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.


Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed:




               CERTAIN INFORMATION CONCERNING PARTICIPANTS IN
           SOLICITATION BY AMERICAN MEDICAL SECURITY GROUP, INC.
           -----------------------------------------------------


         The directors and executive officers of American Medical Security Group, Inc. ("AMS") and certain other persons named below may be deemed to be participants in the solicitation of proxies by AMS from its stockholders in connection with AMS' 2002 Annual Meeting of Stockholders.

         The persons in this solicitation may include the following directors and executive officers of AMS: Samuel V. Miller, Chairman, President and Chief Executive Officer; Roger H. Ballou, Director; W. Francis Brennan, Director; Mark A. Brodhagen, Director; James C. Hickman, Director; William R. Johnson, Director; Eugene A. Menden, Director; Edward
L. Meyer, Jr., Director; Michael T. Riordan, Director; H.T. Richard Schreyer, Director; Frank L. Skillern, Director; Jelmer G. Swoboda, Director; Gary D. Guengerich, Executive Vice President, Chief Financial Officer and Treasurer; Thomas G. Zielinski, Executive Vice President of Operations; James C. Modaff, Executive Vice President and Chief Actuary; Timothy J. Moore, Senior Vice President of Corporate Affairs, Secretary and General Counsel, Timothy F. O'Keefe, Senior Vice President and Chief Marketing Officer, Clifford A. Bowers, Vice President, Corporate Communications; and John R. Wirch, Vice President, Human Resources.

         As of January 17, 2002, no participant named above individually is the record or beneficial owner of more than one percent of the issued and outstanding shares of common stock of AMS, except that Samuel V. Miller beneficially owned 832,324 shares as of such date and Gary D. Guengerich owned 185,438 shares as of such date.